                                                               Exhibit(4)(ii)34

     See legend at the end of this Bond for restrictions on transferability and change of form.


                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                       SECURED MEDIUM-TERM NOTE, SERIES B
                               BEING A SERIES OF
                              FIRST MORTGAGE BONDS


Original Issue Date:                     Redeemable:  Yes__  No__


Interest Rate:                           Initial Redemption Date:


Stated Maturity Date:                    Redemption Limitation Date:


Issue Price (%):                         Initial Redemption Price:


                                         Reduction Percentage:


Initial Special Mandatory Redemption Price (applicable from on and after Original Issue Date to Initial Redemption Date (if other than Original Issue
Date)):


Special Mandatory Redemption Reduction Percentage:

                  ___________________________________________

No. _____                                                     Principal Amount
                                                              $_______________
                                                               CUSIP 15361H


     CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Mortgage hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or
registered assigns, the principal sum of           Dollars on the Stated
Maturity Date specified above, and to pay the registered owner hereof interest thereon at the Interest Rate per annum specified above, semi-annually in arrears on January 1 and July 1 in each year and at the Stated Maturity Date (each an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, whichever is later, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Mortgage, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business (whether or not a Business Day (as hereinafter defined)) on the December 15 or June 15 (each a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the date of this bond (unless the date of this bond is the same date as the Original Issue Date) is after a Regular Record Date and before the corresponding Interest Payment Date, this bond shall bear interest from such Interest Payment Date, and the person in whose name this bond is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of this bond, upon any transfer or exchange hereof subsequent to such Regular Record Date and on or prior to such Interest Payment Date; (b) if the Original Issue Date of this bond is after a Regular Record Date and before the corresponding Interest Payment Date, this bond shall bear interest from the Original Issue Date, but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date and shall be paid to the registered owner hereof on the Regular Record Date immediately preceding such second Interest Payment Date; and (c) interest payable at maturity shall be paid to the person to whom principal shall be paid. Except as otherwise provided in the Mortgage, any such interest not so paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the holder hereof on such Regular Record Date and may either be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to registered owners of bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Mortgage.

     Payment of the principal of and premium, if any, on this bond and interest hereon at maturity shall be made upon presentation hereof at or from the office or agency of the Company, in the Borough of Manhattan, in the City and State of New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this bond (other than interest at maturity) shall, at the option of the Company, be made by check mailed on or prior to the relevant Interest Payment Date to the address of the person entitled thereto as such address shall appear on the register of the Company or by wire transfer to an account maintained by such person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Regular Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest, if any, on this bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This bond is one of a duly authorized issue of registered bonds without coupons of the Company issuable in series and is one of a series known as the First Mortgage Bonds designated Secured Medium-Term Notes, Series B, all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as a sinking fund established in accordance with the provisions of the Indenture of Mortgage, dated as of January 1, 1927, hereinafter referred to, as supplemented and amended, may afford additional security for the bonds of any particular series) by a certain Indenture of Mortgage, dated as of January 1, 1927, duly made, executed and delivered by the Company to American Exchange Irving Trust Company (now called The Bank of New York), as Trustee, as supplemented and amended, to which Mortgage and indentures supplemental thereto reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. Said bonds are issuable in series, which bonds of different series may mature at different times, may bear interest at different rates, may be redeemable at different times and rates, and may otherwise vary as provided in said Mortgage and indentures supplemental thereto. Bonds of the series of which this is one are created by a Twenty-Eighth Supplemental Indenture, dated as of May 1, 1995, by the Company to The Bank of New York, as Trustee. The bonds of this series are in the denomination of $1,000, or any multiple of $1,000, each.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this bond on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

     If, as specified on the face hereof, this bond is redeemable, this bond is subject to redemption on or after the Initial Redemption Date specified on the face hereof, as a whole, at any time, or in part, from time to time, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Unless otherwise specified on the face hereof, such applicable redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve- month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this bond to be redeemed and, at all times thereafter, such redemption price shall be 100% of such principal amount.

     Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this bond as contemplated above as a part of, or in anticipation of, any refunding operation (other than pursuant to any sinking fund or other mandatory redemption, or redemption at the option of the holder hereof) by the application, directly or indirectly, of monies borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this bond.

     The provisions of Article IX, Article X and (to the extent set forth in the Twenty-Eighth Supplemental Indenture) Article XXI of the Mortgage to which reference is hereby made, with respect to the redemption of bonds shall apply to the redemption of bonds of this series.

     On and after the Initial Redemption Date and during the remaining term of this bond, the redemption price applicable to this bond in the event of any redemption pursuant to the provisions of Sections 4.02, 6.08, 6.15, 8.02, 10.05,
10.07 or 21.01 of the Mortgage with monies on deposit with the Trustee shall be the redemption price then applicable to a redemption of this bond at the election of the Company, as hereinabove described, plus accrued interest to the date fixed for redemption. If, and only if, at any time on and after the Original Issue Date and prior to the Initial Redemption Date this bond is required to be redeemed under the circumstances described in the last paragraph of subdivision (II) of Section 281.01 of said Twenty-Eighth Supplemental Indenture with monies on deposit with the Trustee under any of the aforesaid provisions of the Mortgage, unless otherwise specified on the face hereof, this bond shall be subject to redemption, as a whole at any time or in part from time to time, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such applicable redemption price shall be the Initial Special Mandatory Redemption Price specified on the face hereof for the twelve-month period commencing on the Original Issue Date and shall decline for the twelve-month period commencing on each anniversary of the Original Issue Date and ending on the Initial Redemption Date by a percentage of principal amount equal to the Special Mandatory Redemption Reduction Percentage specified on the face hereof.

     During the term of this bond, the "then applicable" redemption price, for purposes of application of Section 10.08 of the Mortgage to the bonds of this series, shall be 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption.

     Provisions applicable to any redemption of bonds of this series are more fully set forth in said Twenty-Eighth Supplemental Indenture and Article IX of the Mortgage to which reference is hereby made.

     Notice of redemption shall be given by mail to the registered owners of bonds, not less than 30 days prior to the date fixed for redemption, all as provided in Article IX of the Fourth Supplemental Indenture. As provided in the Twenty-Eighth Supplemental Indenture, notice of redemption at the election of the Company as aforesaid shall state that such redemption shall be subject to and conditional upon the receipt by the Trustee of an amount of cash sufficient to redeem this bond, including accrued interest to the date fixed for redemption, before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this bond.

     In the event of redemption of this bond in part only, a new bond or bonds of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

     In case default be made in the payment of any interest on any of said bonds or in respect of any other condition, covenant or agreement provided therein or in said Mortgage, as supplemented and amended, the principal of all of said bonds may become due and payable as provided in said Mortgage, as supplemented and amended.

     The Mortgage, as supplemented and amended, contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, and which shall be determined and evidenced as provided therein, or, in case the rights under the Mortgage, as supplemented and amended, of the holders of only one series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in principal amount of the outstanding bonds of such series affected, except that if any such action would affect the bonds of two or more series, then with the consent of the holders of not less than 75% in aggregate principal amount of outstanding bonds of such two or more series, which need not include 75% in principal amount of outstanding bonds of each such series, determined and evidenced as provided in the Fifth Supplemental Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage, as supplemented and amended, or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that the bondholders shall have no power to consent to: (i) an extension of the fixed maturity of any bonds, or a reduction of the rate or extension of the time for payment of interest thereon, or a reduction of the principal amount thereof, or a reduction of the amount payable upon redemption thereof, or, except as otherwise provided in said Fifth Supplemental Indenture, a limitation of the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of said bonds, without the consent of the holder of each bond which would be so affected, or (ii) a reduction of the aforesaid percentage of bonds, the holders of which are required to consent to any supplemental indenture without the consent of the holders of all bonds outstanding, or (iii) a deprivation of any non-assenting bondholder of a lien upon the property subject to the Mortgage, as supplemented and amended, for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior thereto at the date of the calling of a bondholders' meeting called to consider such consent), or (iv) the creation by the Company of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of the Mortgage, as supplemented and amended, on any of the mortgaged property, without the consent of the holders of all bonds outstanding; nor may any supplemental indenture (a) authorize the holders of less than a majority in principal amount of all the bonds at the time outstanding (i) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under the Mortgage, as supplemented and amended, or (ii) on behalf of the holders of all the bonds to consent to the waiver of any past default and its consequences; or (b) authorize (i) the holders of less than 75% in principal amount of all the bonds at the time outstanding to consent to the postponement of any interest payment, or (ii) the postponement of any interest payment for a period exceeding three years from its due date. Any such consent by the holder of this bond (unless effectively revoked as provided in said Fifth Supplemental Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond. No reference herein to the Mortgage, and indentures supplemental thereto, and no provisions of this bond or of the Mortgage, or indentures supplemental thereto, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

     This bond is transferable in the manner and subject to the limitations set forth in said Mortgage on the books of the

Company maintained for that purpose at the principal office of the Trustee in the Borough of Manhattan, in the City and State of New York, upon surrender and cancellation of this bond accompanied by delivery of a written instrument of transfer in form approved by the Company and the Trustee and executed by the registered owner hereof in person, or by his attorney duly authorized, and, thereupon, a new fully registered bond or bonds of the same series and for a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in said Mortgage, as supplemented and amended, and upon payment, if the Company shall require, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and the Company and the Trustee shall not be affected by any notice to the contrary.

     As provided in said Mortgage, as supplemented and amended, this bond is exchangeable, at the option of the holder, upon payment of the charges therein provided, for a fully registered bond or bonds of any other authorized denomination of the same series as this bond and of an aggregate principal amount equal to the principal amount of this bond so surrendered for exchange. The Company shall not be required to make an exchange of this bond for a period of fifteen days next preceding any interest payment date hereof.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this bond, are authorized or required by law, regulation or executive order to remain closed.

     No owner or holder of this bond shall assert against any incorporator, stockholder, officer or director, present or future, of the Company, or of any predecessor or successor corporation, as such, any personal liability with respect to this bond or the interest hereon, in any manner whatsoever, all such liability being hereby expressly waived and released.

     This bond shall not be valid or obligatory for any purpose unless and until authenticated by the certificate, endorsed hereon, of the Trustee under said Mortgage, as supplemented and amended.

     IN WITNESS WHEREOF, Central Hudson Gas & Electric Corporation has caused this bond to be signed in its corporate name with the facsimile signature of its Chairman of the Board or its President or one of its Vice-Presidents and a facsimile of its corporate seal to be imprinted thereon and attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.

                                       CENTRAL HUDSON GAS & ELECTRIC
                                         CORPORATION


                                       By
                                          ----------------------------
                                             Chairman of the Board and
                                             Chief Executive Officer

ATTEST:


By
   ---------------------
         Secretary


                             TRUSTEE'S CERTIFICATE

     This bond is one of the bonds of the series therein designated, provided for in the within-mentioned Mortgage, as supplemented and amended, and the Twenty-Eighth Supplemental Indenture.


Dated:
      ----------------------


                                       THE BANK OF NEW YORK, Trustee


                                       By
                                          ----------------------------
                                              Authorized Signatory

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR ITS SUCCESSOR (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO.

OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS BOND IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED BONDS REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     THIS BOND MAY BE EXCHANGED FOR CERTIFICATED BONDS REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (a) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (b) THE COMPANY ELECTS TO ISSUE CERTIFICATED BONDS TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY).

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________
         [please insert social security or
         other identifying number of
         assignee]


________________________________________________________________________________
            [please print or typewrite name and address of assignee]


________________________________________________________________________________


the within bond of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint ______________________________________,
Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated:__________________



                                              _________________________________
                                              Notice:  The signature to this
                                              assignment must correspond with
                                              the name as written upon the face
                                              of the bond in every particular
                                              without alteration or enlargement
                                              or any change whatsoever.

                                                           Exhibit (4)(i)35

     See legend at the end of this Note for restrictions on transferability and change of form.

No. FX ______

CUSIP No. 15361G




                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM-TERM NOTE, SERIES B
                                  (FIXED RATE)

Original Issue Date:              Redeemable:  Yes__ No__


Interest Rate:                    Initial Redemption Date:


Stated Maturity Date:             Redemption Limitation Date:


                                  Initial Redemption Price:


                                  Reduction Percentage:


                      ____________________________________


     CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO.,
or registered assigns, the principal sum of           Dollars on the Stated
Maturity Date specified above, and to pay the registered owner hereof interest thereon at the Interest Rate per annum specified above, semi-annually in arrears on January 1 and July 1 in each year and at the Stated Maturity Date (each an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, from the Original
Issue Date specified above or, if later, from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (whether or not a Business Day (as hereinafter defined)) on the December 15 or June 15 (each a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the date of this Security (unless the date of this Security is the same date as the Original Issue Date) is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from such Interest Payment Date, and the Person in whose name this Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of this Security, upon any transfer or exchange hereof subsequent to such Regular Record Date and on or prior to such Interest Payment Date; (b) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from the Original Issue Date, but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date and shall be paid to the registered owner hereof on the Regular Record Date immediately preceding such second Interest Payment Date; and (c) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of First Trust of New York, National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall, at the option of the Company, be made by check mailed on or prior to such Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of April 1, 1992 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                 If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

                 If, as specified on the face hereof, this Security is redeemable, this Security is subject to redemption on or after the Initial Redemption Date specified on the face hereof, as a whole, at any time, or in part, from time to time, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Unless otherwise specified on the face hereof, such applicable redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve- month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed, and at all times thereafter such redemption price shall be 100% of such principal amount.

                 Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation (other than pursuant to any sinking fund or other mandatory redemption, or redemption at the option of the Holder) by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

                 Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

                 The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture, the Securities and the rights and obligations of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

                 As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                 Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                     CENTRAL HUDSON GAS & ELECTRIC
                                     CORPORATION



                                     By __________________________
                                        Chairman of the Board and
                                         Chief Executive Officer

Attest:



By ________________________
          Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: _______________

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                        By:__________________________
                                              Authorized Signatory


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR ITS SUCCESSOR (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                 THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (a) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (b) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY).

                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _________________________________
                [please insert social security
                or other identifying number of
                assignee]


________________________________________________________________________________
            [please print or typewrite name and address of assignee]


________________________________________________________________________________

the within Security of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint______________________________________,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: _________________


                                        __________________________________
                                        Notice: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        Security in every particular without
                                        alteration or enlargement or any
                                        change whatsoever.